EXHIBIT 99.1
                                                                    ------------


                        FOR IMMEDIATE RELEASE



For More Information:   Minh Nguyen
                        Vice President and Controller, Siliconix incorporated
                          (NASDAQ NMS: SILI)
                        (408) 567-8400


                        Robert Freece
                        Senior Vice President, Vishay Intertechnology, Inc. (NYSE: VSH)
                        (610) 251-5252



             Siliconix Reports Quarterly Earnings of $0.31 per Share


       Santa Clara, CA -- July 30, 2003 -- Siliconix incorporated (NASDAQ NMS:
SILI), an 80.4% subsidiary of Vishay Intertechnology, Inc. (NYSE: VSH), announced net income of $9.3 million, or $0.31 per share, for the second quarter ended June 28, 2003. This is a decrease of $1.9 million from the net income of $11.2 million, or $0.37 per share, in the second quarter of 2002 and a decrease of $700,000 from the net income of $10.0 million, or $0.33 per share, in the first quarter of 2003. Sales for the second quarter of 2003 were $88.2 million, $6.7 million less than the sales of $94.9 million for the second quarter of 2002 and $9.6 million less than the sales of $97.8 million for the first quarter of this year.

       Net income for the first half of 2003 was $19.3 million, or $0.64 per share, about flat with the net income of $19.4 million, or $0.65 per share, for the first half of 2002. Sales for the first half of 2003 were $186.0 million, 4% higher than the sales of $178.5 million for the first half of 2002.

       The gross margin for the second quarter of 2003 improved to 31%, compared to 29% for the first quarter of 2003 and 31% for the second quarter of 2002. The improvement from the first quarter of this year was a result of a reduction in subcontract manufacturer's expenses and the Company's continuing cost reduction programs. These factors overcame the substantial pricing pressures that the Company experienced during the second quarter, which were even larger than in the first. Research and development expenses for the second quarter of 2003 increased $300,000 sequentially but decreased by $500,000 from the same quarter of 2002, as the Company remains on track in its plans for new technology developments and new product introductions. Selling, marketing and administration expenses (SG&A), still under a cost control environment, increased by $100,000 from the first quarter of 2003 and were flat compared to the second quarter of 2002. SG&A spending in the second quarter as a percentage of sales rose slightly to 12.6% compared to both the first quarter of this year and the second quarter of 2002, as comparable expenses were incurred over lower revenues for the current quarter.

      Dr. King Owyang, Siliconix President and CEO, said, "The outbreak of SARS in Asia had a significant negative impact on our business in the second quarter, as more than 70% of our business is generated there. Order placement by both our OEM and distribution customers in Asia became noticeably more conservative, as indicated by an increase in turns business, orders turning within one month. Nevertheless, we were still able to increase our bookings for the third consecutive quarter--our book-to-bill ratio for the second quarter was greater than one and improved 14 basis points from the first quarter resulting an increase in our backlog by more than 13%. Unfortunately, the orders came in too late in the second quarter for us to turn them into sales. We continue to see no signs of inventory build-up either at our distributors or at our end customers. However, it is becoming more and more common for our major OEM and contract manufacturer customers to request that we consign and hold inventory for them. This creates additional challenges for the demand forecasting at our factories and has resulted in a required increase in our die bank inventory.

      He continued, "The portable computer market remains consumer-driven; we do not expect to see any significant increase in corporate IT spending until next year at the earliest. Our visibility is very limited and does not extend beyond one quarter, so predictions are necessarily uncertain. We continue to work closely with our customer base and have successfully closed 160 new designs in the second quarter."

       Dr. Owyang concluded, "Developing innovative solutions for our customers using our latest technologies remains our corporate focus. We introduced a total of 57 new products in the second quarter. We continue to turn our process developments into cost effective and efficient power management solutions. This quarter our 300 million cell process has yielded the lowest resistance rating for DC to DC conversion circuits. This solution allows the application to run cooler and enjoy longer battery life. In our Linear IC family, we introduced the world's smallest Analog Switch. Our low voltage SPDT Analog Switch in an SC89 package is targeted for analog signal processing in battery powered communication devices . At the same time, our cost reduction programs and improving manufacturing efficiencies position us well to penetrate further into power management applications in the telecommunications, portable computer, consumer, industrial, and automotive markets. To complement this strategy, we are becoming more flexible in our execution to meet the challenging needs of our customers."

       Siliconix is a leading manufacturer of power MOSFETs, power ICs, analog switches and multiplexers for computers, cell phones, fixed communications networks, automobiles, and other consumer and industrial electronic systems. With 2002 worldwide sales of $372.9 million, the Company's facilities include a Class 1 wafer fab dedicated to the manufacture of power products in Santa Clara, California, and an affiliated Class 1 wafer fab located in Itzehoe, Germany. The Company's products are also fabricated by subcontractors in Japan, Germany, China, Taiwan, and the United States. Assembly and test facilities include a company-owned facility in Taiwan, a joint venture in Shanghai, China, and subcontractors in the Philippines, China, Taiwan, and Israel.

       Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE, is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, optoelectronics, and selected ICs) and passive electronic components (resistors, capacitors, inductors, and transducers). Vishay's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has plants in sixteen countries employing over 25,000 people. Vishay can be found on the Internet at www.vishay.com.

       The Siliconix results will be discussed during the Vishay Intertechnology, Inc. conference call, which will be held today, Wednesday, July 30, 2003 at 11:00 AM (EDT). The dial-in number for the conference call is 800-230-1074 (612-332-0107 if calling from outside the United States or Canada). The conference operator will require the two following pieces of information in order to admit you into the call: (1) Company Name - Vishay Intertechnology, Inc.; and (2) Moderators - Vishay Executives. There will be a replay of the conference call from 2:30 PM (EDT) today, Wednesday, July 30, 2003 through 11:59 PM (EDT) on Sunday, August 3, 2003. The telephone number for the replay will be 800-475-6701 (320-365-3844 if calling from outside the United States or Canada). The access code will be 692755.

       Statements contained herein that relate to the Company's future performance, including statements with respect to anticipated improvements in the Company's business and business climate, future product innovation and implementation of cost savings strategies, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly in the markets that we serve, cancellation of orders in our backlog, difficulties in new product development, and other factors affecting the Company's operations, markets, products, services, and prices that are set forth in its December 31, 2002 Report on Form 10-K filed with the Securities and Exchange Commission. You are urged to refer to the Company's Form 10-K for a detailed discussion of these factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                             SILICONIX INCORPORATED

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)
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

------------------------------------------------------------------------------------------------------------------------------------
                                                                          Three Months Ended                Six Months Ended

                                                                     June 28,         June 29,         June 28,         June 29,
(In thousands, except per share amounts)                               2003             2002             2003             2002
------------------------------------------------------------------------------------------------------------------------------------

Net sales                                                       $         88,208 $         94,935 $        186,034 $        178,537
Cost of sales                                                             60,753           65,661          130,680          124,855
                                                                --------------------------------------------------------------------

Gross profit                                                              27,455           29,274           55,354           53,682

Operating expenses:
Research and development                                                   5,026            5,504            9,713           10,266
Selling, marketing, and administration                                    11,077           11,073           22,058           20,698
Goodwill amortization                                                          0                0                0                0

                                                                --------------------------------------------------------------------

Operating income                                                          11,352           12,697           23,583           22,718
Interest income (expense)                                                    616              635            1,201            1,488
Other income (expense) - net                                                 (43)             810               25              788
                                                                --------------------------------------------------------------------

Income before taxes and minority interest                                 11,925           14,142           24,809           24,994
Income taxes                                                              (2,603)          (2,882)          (5,424)          (5,473)
Minority interest in income of consolidated subsidiary                       (60)             (60)            (120)            (118)
                                                                --------------------------------------------------------------------
Net income                                                      $          9,262 $         11,200 $         19,265 $         19,403
                                                                ====================================================================

Net income per share (basic and diluted)                        $           0.31 $           0.37 $           0.64 $           0.65
                                                                ====================================================================

Shares used to compute earnings per share                                 29,879           29,879           29,879           29,879
                                                                ====================================================================
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
                             SILICONIX INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

     -----------------------------------------------------------------------------------------------------
                                                                   June 28,                 December 31,
     (In thousands)                                                  2003                      2002
     -----------------------------------------------------------------------------------------------------

     Assets
     -----------------------------------------------------------------------------------------------------
     Current assets:
       Cash and cash equivalents                            $           185,172       $           137,082
       Note receivable from affiliate                                    70,000                    75,000
       Accounts receivable, less allowances                              42,077                    42,331
       Accounts receivable from affiliates                               13,266                    10,076
       Inventories                                                       70,828                    66,553
       Other current assets                                              25,579                    23,241
       Deferred income taxes                                              3,148                     3,146
                                                               -----------------         -----------------
         Total current assets                                           410,070                   357,429
                                                               -----------------         -----------------

     Property, plant, and equipment, at cost:
       Land                                                               1,715                     1,715
       Buildings and improvements                                        56,929                    55,954
       Machinery and equipment                                          371,251                   368,232
                                                               -----------------         -----------------
                                                                        429,895                   425,901
       Less accumulated depreciation                                    287,828                   272,935
                                                               -----------------         -----------------
         Net property, plant, and equipment                             142,067                   152,966
     Goodwill                                                             7,445                     7,445
     Other assets                                                           104                       195
                                                               -----------------         -----------------
         Total assets                                       $           559,686       $           518,035
                                                               =================         =================

     Liabilities and Stockholders' Equity
     Current liabilities:
       Accounts payable                                     $            18,264       $            20,734
       Accounts payable to affiliates                                    28,449                     7,385
       Accrued payroll and related compensation                           8,793                     9,395
       Other accrued liabilities                                         27,356                    27,796
        Taxes Payables                                                    6,126                     1,007
                                                               -----------------         -----------------
         Total current liabilities                                       88,988                    66,317
                                                               -----------------         -----------------

     Long-term debt, less current portion                                 2,311                     2,708
     Deferred income taxes                                               16,258                    16,256
     Other non-current liabilities                                       44,540                    44,540
     Minority interest                                                    3,503                     3,383
                                                               -----------------         -----------------
         Total liabilities                                              155,600                   133,204
                                                               -----------------         -----------------

     Commitment and contingencies
     Stockholders' equity:
       Common stock                                                         299                       299
       Additional paid-in-capital                                        59,370                    59,370
       Retained earnings                                                345,523                   326,258
       Other Comprehensive Loss                                            (245)                     (246)
       Accumulated other comprehensive loss                                (861)                     (850)
                                                               -----------------         -----------------
         Total stockholders' equity                                     404,086                   384,831
                                                               -----------------         -----------------
         Total liabilities and stockholders' equity         $           559,686       $           518,035
                                                               =================         =================

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